For Immediate Release
July 8, 2008

HIGHLANDS BANKSHARES ANNOUNCES COMPLETION OF SHARE REPURCHASE

Highlands Bankshares said today that it has successfully completed the share repurchase program announced on April 8, 2008. On that date, the Company announced its intentions to repurchase up to 100,000 shares of the Company’s common stock on the open market or through privately negotiated transactions.

As of July 8, 2008, Highlands has reached this goal of 100,000 shares repurchased and  the Board of Directors has directed management to terminate the active repurchase program.

Commenting on the completion of the repurchase, Alan Miller, Highlands’ Financial Officer said, “We are pleased at the success of the repurchase. Our objective in undertaking the share repurchase was to increase value to the shareholders who remained after the repurchase, by both reducing the number of shares outstanding and leveraging our capital through prudent use of the Company’s capital resources. At March 31, 2008, the Company’s balances of liquid funds, in the form of overnight deposits in Federal Funds Sold, represented just over 5% of our total assets, and, given that the opportunity cost of these holdings was extremely low, the Company felt that a repurchase of common shares represented an efficient use of these funds toward providing value to our shareholders. This repurchase program has reduced our shares outstanding by 6.96% and, based on the balance at March 31, 2008, shareholders’ equity by 8.19%.”

Highlands Bankshares Inc. is a financial holding company operating 11 banking locations in West Virginia and Virginia through its two wholly owned subsidiary banks, The Grant County Bank and Capon Valley Bank, and insurance services through its wholly owned subsidiary HBI Life Insurance Company.

Certain statements in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.